EXHIBIT 24.1



                     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





                We have issued our reports dated November 6, 2001

            accompanying the consolidated financial statements and

            schedules incorporated by reference or included in the

            Annual Report of J & J Snack Foods Corp. and Subsidiaries

            on Form 10-K for the year ended September 29, 2001.  We

            hereby consent to the incorporation by reference of said

            reports in the Registration Statement of J & J Snack Foods

            Corp. and Subsidiaries on Forms S-8 (File No. 333-94795
,
            effective January 18, 2000, File No. 333-03833, effective

            May 16, 1996, File No. 33-87532, effective December 16,

            1994 and File No. 33-50036, effective July 24, 1992).

                                              GRANT THORNTON LLP


            Philadelphia, Pennsylvania
            December 13, 2001












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